Exhibit 3.5

STATE OF DELAWARE

CERTIFICATE OF CORPORATE DOMESTICATION

OF

DENALI CAPITAL ACQUISITION CORP.

Pursuant to Section 388

of the General Corporation Law of the State of Delaware

Denali Capital Acquisition Corp., presently a Cayman Islands exempted company, organized and existing under the laws of the Cayman Islands (the “Non-Delaware Corporation”), does hereby certify:

1. The Non-Delaware Corporation was first incorporated on January 5, 2022.

2. The jurisdiction where the Non-Delaware Corporation was first incorporated is the Cayman Islands.

3. The name of the Non-Delaware Corporation immediately prior to filing this Certificate of Corporate Domestication (this “Certificate”) is “Denali Capital Acquisition Corp.”.

4. The name of the Non-Delaware Corporation as set forth in the Certificate of Incorporation being filed with the Secretary of State of the State of Delaware in accordance with Section 388 of the General Corporation Law of the State of Delaware is “Denali Capital Acquisition Corp.”.

5. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Non-Delaware Corporation or any other equivalent thereto under applicable law, immediately prior to the filing of this Certificate was the Cayman Islands.

6. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Non-Delaware Corporation and the conduct of its business or by applicable law of the Cayman Islands, as appropriate.

7. All provisions of the plan of domestication, as set forth in Exhibit D of the Agreement and Plan of Merger, dated as of August 30, 2024 (as amended, restated, supplemented, or otherwise modified to date, the “Plan of Domestication”), by and among the Non-Delaware Corporation, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Non-Delaware Corporation, and Semnur Pharmaceuticals, Inc., a Delaware corporation, have been approved in accordance with all applicable laws of the Cayman Islands, including any approval required under the laws of the Cayman Islands for the authorization of the type of corporate action specified in the Plan of Domestication.

[signature page follows]

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the domesticating Non-Delaware Corporation has executed this Certificate on the day of ________ __, 2025.

DENALI CAPITAL ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Denali Capital Acquisition Corp. Certificate of Corporate Domestication]